EXHIBIT 99.1

Sent via Electronic Delivery to: mike.matte@quepasacorp.com ; mharris@harriscramer.com

July 31, 2008

Mr. Michael Matte

Chief Financial Officer

Quepasa Corporation

224 Datura Street, Suite 1100

West Palm Beach, FL 33401

Re: Quepasa Corporation (the “Company”)

Nasdaq Symbol: QPSA

Dear Mr. Matte:

On May 29, 2008, Staff notified the Company that it did not comply with the minimum $2.5 million stockholders’ equity, $35 million market value of listed securities, or $500,000 of net income from continuing operations requirements for The Nasdaq Capital Market set forth in Marketplace Rules 4310(c)(3)(A), 4310(c)(3)(B), or 4310(c)(3)(C), respectively. Based on your Form 10-Q for the period ended June 30, 2008, Staff has determined that the Company complies with Rule 4310(c)(3)(A) and this matter is now closed.

If you have any questions, please contact me or Jeff Preusse, Associate Director, at (301) 978-8085.

Sincerely,

Randy Genau

Director

Nasdaq Listing Qualifications

cc: Michael Harris, Esq. (Harris Cramer LLP)